Exhibit 99.1

Intellia Therapeutics Presents Positive Pooled Phase 1/2 Data of Lonvoguran

Ziclumeran (lonvo-z) in Patients with Hereditary Angioedema

November 8, 2025

•	Deep, stable and durable reductions in kallikrein observed

•	Among 32 patients who received a 50 mg dose of lonvo-z as of data cutoff:

•	31 (97%) were attack-free and long-term prophylaxis (LTP)-free

•	24 (75%) were attack-free and LTP-free for at least seven months (up to 32 months)

•	Among the 11 patients who originally received a 50 mg dose in Phase 2, 10 were attack-free and LTP-free

•	Continue to observe a well-tolerated safety profile with up to three years of patient follow-up and no new long-term risks identified

CAMBRIDGE, Mass., Nov. 08, 2025 (GLOBE NEWSWIRE) – Intellia Therapeutics, Inc. (NASDAQ: NTLA), a leading clinical-stage gene editing company focused on revolutionizing medicine with CRISPR-based therapies, today presented positive clinical data from a pooled analysis of all patients who received a 50 milligram (mg) dose of lonvo-z in the company’s ongoing Phase 1/2 clinical trial in patients with hereditary angioedema (HAE). These results were shared in an oral presentation today at the American College of Allergy, Asthma & Immunology (ACAAI) 2025 Annual Scientific Meeting in Orlando, Florida.

“Today’s data further support our belief that lonvo-z could completely redefine the HAE treatment landscape,” said Intellia President and Chief Executive Officer John Leonard, M.D. “With up to three years of follow-up, the vast majority of patients who received a one-time 50 mg dose of lonvo-z – including 10 of our original 11 patients who received this dose in Phase 2 – were both attack-free and LTP-free as of the data cutoff. We are looking forward to our approaching topline readout from our Phase 3 HAELO clinical trial by mid-2026.”

“Hereditary angioedema is a condition with significant burden that is marked by the unpredictable nature of when the next attack could occur, the painful and often prolonged swellings themselves as well as the need for lifelong treatment,” said Dr. Danny Cohn, M.D., Ph.D., Internist, Department of Vascular Medicine, Amsterdam University Medical Center. “The data presented today offer hope that lonvo-z could significantly reduce or remove those burdens for many patients via a one-time treatment. I am eagerly awaiting results from the ongoing HAELO Phase 3 clinical trial.”

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Pooled Phase 1/2 Analysis

Intellia’s global Phase 1/2 clinical trial is evaluating the safety, tolerability, pharmacokinetics and pharmacodynamics of lonvo-z in adults with HAE Types I or II. Today’s presentation was based on a pooled analysis of all 32 patients who have received a one-time 50 mg treatment of lonvo-z via intravenous infusion in the Phase 1/2 trial. Of the 32 patients, 15 had initially received the 50 mg dose at study Day 1 (four in Phase 1 and 11 in Phase 2) and 17 were treated after unblinding of the Phase 2 clinical trial for the primary analysis (11 had originally received a 25 mg dose of lonvo-z, which was determined to be a suboptimal dose, and six had previously received placebo). The data cut-off for the analysis was August 29, 2025.

Deep, stable and durable reductions in plasma kallikrein were observed in all patients, with a mean reduction of 89% at month 24. Among the 32 patients, 31 (97%) were both attack-free and LTP-free as of the data cutoff, with 24 (75%) being attack-free and LTP-free for at least seven months (up to 32 months for patients with the longest follow-up). Of the 11 patients who initially received the 50 mg dose of lonvo-z in Phase 2, 10 were attack-free and LTP-free (nine for 7-32 months and one for <6 months). The one patient who was not attack-free and LTP-free as of the data cutoff had a 59% reduction from baseline in their monthly attack rate.

Safety

After a 50 mg dose, a well-tolerated safety profile was observed for up to three years of follow-up with no long-term risks identified. The most frequent treatment-emergent adverse events (TEAEs) within 28 days of infusion were infusion-related reactions, fatigue and headache. The most frequent TEAEs reported ≥28 days after infusion up to long-term follow-up (LTFU) were nasopharyngitis, upper respiratory tract infection, back pain, arthralgia and COVID-19. A single Grade 2 AST elevation was reported among all patients who received a 50 mg dose of lonvo-z. This event had an onset at Day 1 and spontaneously resolved by Day 4 in a patient previously treated with lonvo-z 25 mg. Safety of the 50 mg dose after patients received the suboptimal dose (25 mg) was consistent with the overall clinical trial population. There were no clinically significant shifts in liver enzymes or coagulation parameters. One serious adverse event (SAE), a pulmonary embolism, was observed in a patient with multiple risk factors one year after the infusion, and the event resolved without sequelae. In LTFU (n=17), there were no SAEs or TEAEs reported with 50 mg of lonvo-z, as of the data cutoff.

A one-time 50 mg treatment of lonvo-z is being further evaluated in patients with HAE in the ongoing global Phase 3 HAELO clinical trial that completed enrollment in September 2025.

The ACAAI data presentation will be available on the Scientific Publications & Presentations section of intelliatx.com.

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About the Lonvoguran Ziclumeran (lonvo-z, formerly known as NTLA-2002) Clinical Program

Intellia’s ongoing Phase 1/2 clinical trial is evaluating the safety and efficacy of lonvo-z in adults with Type I or Type II hereditary angioedema (HAE). The Phase 1 portion is an international, open-label trial designed to identify the dose level of lonvo-z selected for further evaluation in the Phase 2 portion of the trial. Enrollment in both portions of the Phase 1/2 trial is complete. Intellia completed enrollment in the global Phase 3, randomized, double-blind, placebo-controlled HAELO clinical trial in September of 2025. Visit clinicaltrials.gov (NCT05120830) for more details.

About Lonvo-z

Based on Nobel Prize-winning CRISPR/Cas9 technology, lonvo-z has the potential to become the first one-time treatment for hereditary angioedema (HAE). Lonvo-z is an investigational in vivo CRISPR-based gene editing therapy that is currently being investigated in HAELO, a Phase 3 clinical trial in HAE, and is designed to prevent HAE attacks by inactivating the kallikrein B1 (KLKB1) gene, which encodes for prekallikrein, the kallikrein precursor protein. Interim Phase 1/2 clinical data showed dramatic reductions in attack rate, as well as consistent, deep and durable reductions in kallikrein levels. Lonvo-z has received five notable regulatory designations, including Orphan Drug and RMAT Designation by the U.S. Food and Drug Administration (FDA), the Innovation Passport by the U.K. Medicines and Healthcare products Regulatory Agency (MHRA), Priority Medicines (PRIME) Designation by the European Medicines Agency, as well as Orphan Drug Designation (ODD) by the European Commission.

About Intellia Therapeutics

Intellia Therapeutics, Inc. (NASDAQ:NTLA) is a leading clinical-stage gene editing company focused on revolutionizing medicine with CRISPR-based therapies. Since its inception, Intellia has focused on leveraging gene editing technology to develop novel, first-in-class medicines that address important unmet medical needs and advance the treatment paradigm for patients. Intellia’s deep scientific, technical and clinical development experience, along with its people, is helping set the standard for a new class of medicine. To harness the full potential of gene editing, Intellia continues to expand the capabilities of its CRISPR-based platform with novel editing and delivery technologies. Learn more at intelliatx.com and follow us @intelliatx.

Forward-Looking Statements

This press release contains “forward-looking statements” of Intellia Therapeutics, Inc. (“Intellia” or the “Company”) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements regarding Intellia’s beliefs and expectations concerning: the safety, efficacy, success and advancement of its clinical programs for lonvoguran ziclumeran or “lonvo-z” (f/k/a NTLA-2002) for hereditary angioedema (“HAE”), including the ability to successfully complete its global Phase 3 HAELO study and to present a topline data readout from the HAELO study by mid-2026; and lonvo-z’s potential to significantly reduce or remove burdens for patients with HAE and to become the first one-time treatment for HAE.

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Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: risks related to Intellia’s ability to protect and maintain its intellectual property position; risks related to Intellia’s relationship with third parties, including its contract manufacturers, licensors and licensees; risks related to the ability of its licensors to protect and maintain their intellectual property position; risks related to Intellia’s ability to protect and maintain its intellectual property position; risks related to valid third party intellectual property; risks related to Intellia’s relationship with third parties, including its licensors and licensees; risks related to the ability of its licensors to protect and maintain their intellectual property position; uncertainties related to regulatory agencies’ evaluation of regulatory filings and other information related to our product candidates, including lonvo-z; uncertainties related to the authorization, initiation and conduct of studies and other development requirements for our product candidates, including uncertainties related to regulatory approvals to conduct clinical trials, including our ability to complete the Phase 3 HAELO study for HAE, present a topline data readout from the HAELO study by mid-2026, and generate data to support lonvo-z’s potential to significantly reduce or remove burdens for patients with HAE via a one-time treatment; the risk that any one or more of Intellia’s product candidates, including lonvo-z, will not be successfully developed and commercialized; and the risk that the results of preclinical studies or clinical studies will not be predictive of future results in connection with future studies for the same product candidate or Intellia’s other product candidates. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Intellia’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Intellia’s most recent annual report of Form 10-K and quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in Intellia’s other filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Intellia undertakes no duty to update this information unless required by law.

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Intellia Contacts:

Investors:

Jason Fredette

Vice President, Investor Relations and Corporate Communications

Intellia Therapeutics, Inc.

jason.fredette@intelliatx.com

Media:

Matt Crenson

Ten Bridge Communications

mcrenson@tenbridgecommunications.com

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